UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  October 19, 2010

InfoLogix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-125575	20-1983837
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 E. County Line Road, Hatboro, Pennsylvania	19040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 604-0691

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 21, 2010, InfoLogix, Inc. (the “Company”) received notice, dated October 19, 2010, that the NASDAQ Hearings Panel (the “Panel”) has determined to delist the Company’s common stock from The NASDAQ Stock Market and suspended trading of the common stock effective with the open of trading on October 21, 2010, as a result of the Company’s non-compliance with the minimum $2,500,000 stockholders’ equity requirement, set forth in Nasdaq Listing Rule 5550(b)(1).

As previously disclosed on Forms 8-K filed August 21, 2009, November 12, 2009, and April 23, 2010 with the Securities and Exchange Commission (the “SEC”), the Company is not in compliance with Nasdaq Listing Rule 5550(b), which requires companies whose securities are listed on Nasdaq to (i) maintain a minimum of $2,500,000 in stockholders’ equity; (ii) have a minimum of $35,000,000 of market value of listed securities; or (iii) have net income from continuing operations of at least $500,000 in the most recently completed fiscal year or in two of the three most recently completed fiscal years.  On April 20, 2010, Nasdaq denied the Company’s request for continued listing and notified the Company that unless it requested an appeal, its common stock would be delisted.  The Company timely requested a hearing and its common stock remained listed pending the Panel’s decision.  On July 8, 2010, the Company disclosed on a Form 8-K filed with the SEC that it received a letter from Nasdaq stating that the the Panel granted the Company’s request for continued listing on the Nasdaq Stock Market subject to several conditions including, among other things, the occurrence of certain events by August 15, 2010 and the Company’s ability to regain compliance with all the requirements for continued listing on Nasdaq by October 18, 2010.  The Company failed to comply with these requirements by the relevant dates.

The Company has been advised by Pink OTC Markets Inc, which operates an electronic quotation service for securities traded over-the-counter (“OTC”), that its securities are eligible for quotation on the OTCQB, effective with the opening of trading on October 21, 2010.  The OTCQB is a market tier for OTC traded companies that are registered and reporting with the SEC.  The Company has also been advised that its shares will continue to trade under the symbol IFLG.  Investors will be able to view real time stock quotes for IFLG at http://www.otcmarkets.com.

The Company issued a press release announcing the Nasdaq notice, which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 21, 2010 by InfoLogix, Inc. announcing the decision of the Nasdaq.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOLOGIX, INC.

Date: October 21, 2010	By:	/s/ John A. Roberts
John A. Roberts
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 21, 2010 by InfoLogix, Inc. announcing the decision of the Nasdaq.